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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Applied Microsystems Corporation 2001 Stock Option Plan and the Director Stock Option Plan of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Applied Microsystems Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Seattle, Washington
September 5, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS